Exhibit 99.1

FOR IMMEDIATE RELEASE

900 S. Shackleford, Suite 401 Little Rock, AR 72211	FOR FURTHER INFORMATION CONTACT: Mark McFatridge | CEO Matt Machen | CFO 501.975.6011

Bear State Financial, Inc. Announces Third Quarter 2015 Earnings

QUARTER HIGHLIGHTS:

●

Third quarter 2015 GAAP net income was $3.2 million or $0.10 per diluted common share, compared to GAAP net income of $22.7 million or $0.68 per diluted common share for the third quarter of 2014. Net income for the third quarter of 2014 included a non-recurring income tax benefit of $20.3 million.

●	Third quarter 2015 GAAP pre-tax earnings were $4.7 million compared to pre-tax earnings of $2.4 million in the third quarter of 2014.

●	Book value per common share was $5.36 at September 30, 2015, an 8% increase from $4.96 at September 30, 2014.

●	Tangible book value per common share was $4.38 at September 30, 2015, an 11% increase from $3.96 at September 30, 2014.

●	Bear State Financial, Inc. completed its acquisition of Metropolitan National Bank (Springfield, MO) on October 1, 2015.

Little Rock, AR – November 5, 2015 – Bear State Financial, Inc. (the “Company,” NASDAQ: BSF), today reported earnings of $3.2 million and earnings per diluted common share of $0.10 in the third quarter of 2015, compared to earnings of $22.7 million or $0.68 per diluted common share in the third quarter of 2014. Net income for the third quarter of 2014 included a non-recurring income tax benefit of $20.3 million primarily resulting from the reversal of the Company’s valuation allowance against its deferred tax assets. Pre-tax income for the third quarter of 2015 was $4.7 million compared to pre-tax income of $2.4 million in the third quarter of 2014.

On October 1, 2015, the Company completed its previously-announced acquisition of Metropolitan National Bank (Springfield, MO) (“MNB”). In connection with and effective upon the MNB acquisition, Mark McFatridge, CEO of MNB, was appointed President and CEO of the Company and Bear State Bank, N.A., the Company’s wholly-owned bank subsidiary (“Bear State Bank”). In addition, McFatridge and John Ghirardelli, a member of the Board of Directors of MNB, were also elected to the respective Boards of Directors of the Company and Bear State Bank.

The Company plans to convert MNB systems to its core technology platform, and, subject to regulatory approval, consolidate its two banking charters to a single charter. The Company anticipates the conversion and charter consolidation to be substantially completed by the second quarter of 2016.

As of September 30, 2015, MNB had approximately $455 million of total assets, $370 million of net loans and $370 million of deposits. Following the consummation of the MNB acquisition on October 1, 2015, the Company and its consolidated subsidiaries will have approximately $2 billion in total assets, 55 total branches (41 branches throughout Arkansas, 2 branches in Southeast Oklahoma and 12 branches in Southwest Missouri) and three loan production offices in Arkansas and one in Missouri.

“This is a great time to be with Bear State Financial,” said Mark McFatridge, CEO. “Bear State continues to build on our strong foundation while making solid progress in achieving our goals with respect to improved operational efficiency. Our teams are working diligently toward making the integration of Metropolitan National Bank a non-event for our customers. Additionally, we continue to invest in systems and processes that will allow us to facilitate a simpler and more responsive operational environment in order to realize efficiencies that will benefit our organization long term.”

FINANCIAL CONDITION

Total assets were $1.47 billion at September 30, 2015, a 4% decrease compared to $1.53 billion at September 30, 2014. Total deposits were $1.21 billion at September 30, 2015, a 5% decrease compared to $1.28 billion at September 30, 2014. The decrease in deposits is due, in part, to management’s efforts to reduce unprofitable to marginally profitable accounts and more efficiently manage its deposit base. Total loans were $1.08 billion at September 30, 2015, an increase of $14 million, or 1%, from September 30, 2014. While loan opportunities are abundant in the Company’s markets, management has deliberately chosen not to pursue a majority of these opportunities due to unacceptable levels of rate and/or credit risk.

Total stockholders’ equity was $179 million at September 30, 2015, an 8% increase from $165 million at September 30, 2014. Tangible common stockholders’ equity was $146 million at September 30, 2015, an 11% increase from $132 million at September 30, 2014. Book value per common share was $5.36 at September 30, 2015, an 8% increase from $4.96 at September 30, 2014. Tangible book value per common share was $4.38 at September 30, 2015, an 11% increase from $3.96 at September 30, 2014. The Company’s ratio of total stockholders’ equity to total assets increased to 12.15% at September 30, 2015, compared to 10.82% at September 30, 2014. The calculation of the Company’s tangible book value per common share, tangible common stockholders’ equity and the reconciliation of such non-GAAP financial measures to the most comparable GAAP measures are included in the schedules accompanying this release.

RESULTS OF OPERATIONS

Third quarter 2015 core earnings totaled $3.3 million or $0.10 per diluted common share, compared to core earnings of $4.1 million or $0.12 per diluted common share in the third quarter of 2014. The core return on average assets measured 0.90% and 1.09%; core return on average equity measured 7.41% and 11.12%; and core return on average tangible equity measured 9.07% and 14.42%, each for the third quarters of 2015 and 2014, respectively.

Pre-tax income on a GAAP basis for the third quarter of 2015 was $4.7 million compared to pre-tax income on a GAAP basis of $2.4 million in the third quarter of 2014. The Company recognized third quarter 2015 GAAP net income of $3.2 million or $0.10 per diluted common share compared to GAAP net income of $22.7 million or $0.68 per diluted common share in the third quarter of 2014. The GAAP net income resulted in a GAAP return on average assets of 0.87% in the third quarter of 2015, compared to 6.02% in the third quarter of 2014. GAAP net income includes what the Company considers “non-core items,” which are items that we do not consider indicative of our core operating performance and which are not necessarily comparable from year to year. The reconciliation of GAAP net income and core earnings, a non-GAAP financial measure, together with related financial measures and ratios is included in the schedules accompanying this release.

Net interest income for the third quarter of 2015 was $12.2 million, compared to $14.7 million for the same period in 2014. Net interest income for the nine months ended September 30, 2015 was $36.8 million, compared to $24 million for the same period in 2014. Interest income for the third quarter of 2015 was $13.7 million compared to $16.2 million for the same period in 2014. Interest income for the nine months ended September 30, 2015 was $41.4 million compared to $27.5 million for the same period in 2014. The increase in interest income for the nine months ended September 30, 2015, compared to the same period in 2014, was primarily related to increases in the average balances of loans receivable and investment securities as a result of the merger with First National Security Company (“First National”) on June 13, 2014. Interest expense for the third quarter of 2015 was $1.5 million compared to $1.6 million for the same period in 2014. Interest expense for the nine months ended September 30, 2015 was $4.6 million compared to $3.5 million for the same period in 2014. The increase in interest expense for the nine months ended September 30, 2015 compared to the same period in 2014 was primarily due to an increase in the average balance of deposit accounts and borrowings as a result of the First National merger.

Net interest margin measured 3.74% for the third quarter 2015, compared to 4.44% for the same period in 2014. Net interest margin for the nine months ended September 30, 2015 was 3.76%, compared to 3.84% for the same period in 2014. Average cost of total interest-bearing liabilities for the nine months ended September 30, 2015 was 0.55%, compared to 0.63% for the same period 2014.

Noninterest income is generated primarily through deposit account fee income, profit on sale of loans, and earnings on life insurance policies. Total noninterest income of $3.3 million for the three months ended September 30, 2015 decreased from $3.6 million for the same period in 2014, a 9% decrease. Total noninterest income of $9.8 million for the nine months ended September 30, 2015 increased from $6.7 million for the same period in 2014, a 48% increase. The increase in the nine month comparison period was primarily due to an increase in deposit fee income and gain on sale of loans. The increase in deposit fee income was primarily due to an increase in deposit accounts resulting from the merger with First National. The increase in gain on sale of loans was due to an increase in the number of and the average profit on mortgage loans sold.

Total noninterest expense decreased $4.9 million or 32% during the third quarter of 2015 compared to the third quarter of 2014. The variance in total noninterest expense for the three month period ended September 30, 2015 compared to the same period in 2014 was primarily the result of a decrease of approximately $4.1 million in non-core expenses incurred during the third quarter of 2014 and a benefit from expense savings following the Company’s consolidation of its three subsidiary banks into a single charter during the first quarter of 2015. Total noninterest expense increased $3.3 million or 11% during the nine months ended September 30, 2015 compared to the same period in 2014. The variance in total noninterest expense for the nine months ended September 30, 2015 compared to the same period in 2014 was primarily related to the increase in personnel and overhead costs resulting from the merger with First National. The Company’s core efficiency ratio was 66% in the third quarter of 2015 compared to 61% in the third quarter of 2014.

Nonperforming assets increased to $19.1 million at September 30, 2015, compared to $15.0 million at September 30, 2014. The increase in nonperforming assets is primarily attributable to a single relationship that management has been actively monitoring. The Company anticipates a resolution of this matter within the next six months and management believes that reserves adequately reflect its estimated loss exposure. The allowance for loan losses represented 1.30% of total loans at September 30, 2015, compared to 1.22% at September 30, 2014. The ratio of allowance for loan losses plus discount on acquired loans to total loans was 1.97% at September 30, 2015, compared to 2.52% at September 30, 2014. The ratio of the allowance for loan losses to nonperforming loans was 83.18% at September 30, 2015, compared to 136.79% at September 30, 2014. Annualized net charge-offs as a percentage of average loans for the quarter ended September 30, 2015 was 0.08% compared to 0.01% for the quarter ended September 30, 2014. Provision for loan losses in the third quarter of 2015 was $331,000, compared to $600,000 for the same period in 2014. Provision for loans losses for the nine months ended September 30, 2015 was $931,000, compared to $830,000 for the same period in 2014.

About Bear State Financial, Inc.

Bear State Financial, Inc. is the parent company for Bear State Bank, and effective October 1, 2015, for Metropolitan National Bank. Bear State Financial common stock is traded on the NASDAQ Global Market under the symbol BSF.  For more information on Bear State Financial, please visit www.bearstatefinancial.com. Its principal subsidiaries are community oriented financial institutions providing a broad line of financial products to individuals and business customers.  Bear State Bank operates 43 branches and three loan production offices throughout Arkansas and Southeast Oklahoma. Metropolitan National Bank operates 12 branches and one loan production office in Southwest Missouri.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders. The Company utilizes the non-GAAP measure of core earnings, which management believes is useful in evaluating operating trends, including components of core revenue and core expense. Core earnings and its components exclude amounts that the Company views as unrelated to its normalized operations. The Company also reports certain non-GAAP equity measures (including tangible stockholders’ equity, tangible book value per common share and related ratios) that exclude intangible assets from their calculation due to the importance of these non-GAAP measures to the investment community. A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables.

Forward-Looking Statements

This press release contains statements about future events that constitute forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the integration of MNB and the consolidation of the MNB and Bear State Bank charters. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “anticipate,” “expect,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those risks previously disclosed in the Company’s filings with the SEC, general economic conditions, changes in interest rates, regulatory considerations, competition, technological developments, retention and recruitment of qualified personnel, and market acceptance of Bear State Bank’s and MNB’s pricing, products and services, and with respect to the loans extended by Bear State Bank and MNB and real estate owned, market prices of the property securing loans and the costs of collection and sales. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

BEAR STATE FINANCIAL, INC.
SELECTED CONSOLIDATED FINANCIAL DATA - UNAUDITED
(In thousands, except share data)

	September	June	March	December	September
	2015	2015	2015	2014	2014

Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$401,044	$378,878	$388,043	$415,155	$423,925
Consumer real estate - mortgage loans	309,951	307,183	315,082	320,254	318,508
Farmland	53,192	48,058	50,244	47,199	48,892
Construction and land development	93,688	103,094	100,918	98,594	89,165
Commercial and industrial loans	186,772	185,266	152,913	139,871	149,073
Consumer and other	32,428	32,455	32,613	33,809	33,268
Total loans	1,077,075	1,054,934	1,039,813	1,054,882	1,062,831
Allowance for loan losses	(13,975)	(13,854)	(13,762)	(13,660)	(12,964)
Investment securities	164,564	182,525	176,599	174,218	190,376
Goodwill	25,717	25,717	25,717	25,717	25,801
Core deposit intangible, net	6,869	7,026	7,182	7,338	7,494
Total assets	1,470,725	1,451,281	1,477,597	1,514,595	1,528,387
Noninterest-bearing deposits	173,525	168,225	176,924	180,136	169,962
Total deposits	1,209,176	1,208,800	1,236,258	1,263,797	1,277,306
Short term borrowings	10,366	3,530	5,576	12,083	12,081
FHLB advances	49,457	41,591	38,936	43,095	49,783
Other borrowings	18,843	18,450	18,706	18,163	19,519
Total stockholders' equity	178,670	174,831	173,128	170,454	165,419

Balance sheet data, quarterly averages:
Total loans	$1,077,500	$1,059,235	$1,045,946	$1,059,636	$1,045,076
Investment securities	180,831	189,285	183,857	183,735	213,813
Total earning assets	1,294,619	1,294,523	1,325,125	1,350,646	1,309,259
Goodwill	25,717	25,717	25,717	25,773	25,612
Core deposit intangible, net	6,972	7,127	7,284	7,441	7,773
Total assets	1,466,342	1,468,521	1,504,716	1,525,455	1,493,527
Noninterest-bearing deposits	176,219	173,248	175,457	178,286	170,310
Interest-bearing deposits	1,036,330	1,055,200	1,072,255	1,106,867	1,096,212
Total deposits	1,212,549	1,228,448	1,247,712	1,285,153	1,266,522
Short term borrowings	6,166	4,481	11,902	11,992	14,763
FHLB Advances	47,614	38,625	50,206	37,942	47,559
Other borrowings	18,641	18,564	18,482	19,552	14,675
Total stockholders' equity	177,824	175,025	172,811	166,793	145,737

Statement of operation data for the three months ended:
Interest income	$13,749	$13,523	$14,106	$14,945	$16,223
Interest expense	1,529	1,563	1,528	1,627	1,567
Net interest income	12,220	11,960	12,578	13,318	14,656
Provision for loan losses	331	300	300	758	600
Net interest income after provision for loan losses	11,889	11,660	12,278	12,560	14,056
Noninterest income	3,318	3,397	3,111	3,382	3,631
Noninterest expense	10,465	11,273	12,237	11,387	15,324
Income before taxes	4,742	3,784	3,152	4,555	2,363
Income tax expense	1,529	1,253	885	(259)	(20,312)
Net income	$3,213	$2,531	$2,267	$4,814	$22,675

BEAR STATE FINANCIAL, INC.
SELECTED CONSOLIDATED FINANCIAL DATA - UNAUDITED
(In thousands, except share data)

	September	June	March	December	September
	2015	2015	2015	2014	2014

Common stock data:
Core earnings per share, diluted	$0.10	$0.09	$0.08	$0.10	$0.12
Net income per share, diluted	$0.10	$0.08	$0.07	$0.14	$0.68
Tangible book value per share	$4.38	$4.26	$4.20	$4.12	$3.96
Book value per share	$5.36	$5.24	$5.19	$5.11	$4.96
Diluted weighted average shares outstanding	33,497,298	33,521,490	33,551,776	33,508,230	33,432,486
End of period shares outstanding	33,349,512	33,375,753	33,375,753	33,365,845	33,366,345

Profitability and performance ratios:
Core return on average assets	0.90%	0.79%	0.76%	0.89%	1.09%
Return on average assets	0.87%	0.69%	0.61%	1.25%	6.02%
Core return on average equity	7.41%	6.65%	6.58%	8.16%	11.12%
Core return on average tangible equity	9.07%	8.18%	8.14%	10.19%	14.42%
Return on average equity	7.17%	5.80%	5.32%	11.45%	61.73%
Net interest margin	3.74%	3.71%	3.85%	3.91%	4.44%
Noninterest income to total revenue	21.35%	22.12%	19.83%	20.25%	19.86%
Noninterest income to average assets	0.90%	0.93%	0.84%	0.88%	0.96%
Noninterest expense to average assets	2.83%	3.08%	3.30%	2.96%	4.07%
Efficiency ratio(1)	66.24%	69.51%	71.88%	66.54%	61.02%
Average loans to average deposits	88.86%	86.23%	83.83%	82.45%	82.52%
Securities to total assets	11.19%	12.58%	11.95%	11.50%	12.46%

Asset quality ratios:
Allowance for loan losses to total loans	1.30%	1.31%	1.32%	1.29%	1.22%
Allowance for loan losses to non-performing loans	83.18%	134.94%	138.60%	139.82%	136.79%
Nonperforming loans to total loans	1.56%	0.97%	0.95%	0.93%	0.89%
Nonperforming assets to total assets	1.30%	0.94%	0.99%	0.96%	0.98%
Annualized net charge offs to average total loans	0.08%	0.08%	0.08%	0.22%	0.01%

Regulatory capital ratios:
Tier 1 leverage ratio	9.83%	9.54%	8.96%	8.29%	8.11%
Common equity tier 1 capital ratio	11.77%	11.59%	11.39%	N/A	N/A
Tier 1 capital to risk weighted assets	11.77%	11.59%	11.39%	10.89%	10.31%
Total capital to risk weighted assets	12.94%	12.77%	12.58%	12.11%	11.45%

(1) Efficiency ratio is a non-GAAP ratio that is calculated by dividing core noninterest expense by the sum of net interest income and noninterest income. Other companies may define and calculate this data differently.

BEAR STATE FINANCIAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION - UNAUDITED
(In thousands, except share data)

	September 30, 2015	December 31, 2014
ASSETS

Cash and cash equivalents	$58,746	$113,086
Interest-bearing time deposits in banks	10,930	12,421
Investment securities available for sale	164,564	174,218
Other investment securities, at cost	8,197	5,864
Loans receivable, net of allowance of $13,975 and $13,660, respectively	1,063,100	1,041,222
Loans held for sale	8,032	6,409
Accrued interest receivable	5,020	4,485
Real estate owned - net	2,290	4,792
Office properties and equipment - net	51,768	50,332
Cash surrender value of life insurance	45,998	44,130
Goodwill	25,717	25,717
Core deposit intangible - net	6,869	7,338
Deferred tax asset, net	17,121	20,697
Prepaid expenses and other assets	2,373	3,884

TOTAL	$1,470,725	$1,514,595

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Noninterest bearing deposits	$173,525	$180,136
Interest bearing deposits	1,035,651	1,083,661
Total deposits	1,209,176	1,263,797
Short term borrowings	10,366	12,083
Other borrowings	68,300	61,258
Other liabilities	4,213	7,003

Total liabilities	1,292,055	1,344,141

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value—5,000,000 shares authorized; none issued at September 30, 2015 and December 31, 2014	--	--
Common stock, $0.01 par value—100,000,000 shares authorized; 33,349,512 and 33,365,845 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	333	334
Additional paid-in capital	169,570	169,543
Accumulated other comprehensive income	753	577
Retained earnings	8,014	--

Total stockholders’ equity	178,670	170,454

TOTAL	$1,470,725	$1,514,595

BEAR STATE FINANCIAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except earnings per share)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014
INTEREST INCOME:
Loans receivable	$12,829	$15,390	$38,610	$25,381
Investment securities:
Taxable	337	272	979	777
Nontaxable	516	456	1,546	1,069
Other	67	105	243	321
Total interest income	13,749	16,223	41,378	27,548

INTEREST EXPENSE:
Deposits	1,265	1,320	3,853	3,174
Other borrowings	264	247	767	334

Total interest expense	1,529	1,567	4,620	3,508

NET INTEREST INCOME	12,220	14,656	36,758	24,040

PROVISION FOR LOAN LOSSES	331	600	931	830

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	11,889	14,056	35,827	23,210

NONINTEREST INCOME:
Net gain on sales of investment securities	--	30	88	30
Deposit fee income	1,926	1,956	5,569	3,445
Earnings on life insurance policies	357	349	1,096	758
Gain on sale of loans	833	968	2,359	1,923
Other	202	328	715	497

Total noninterest income	3,318	3,631	9,827	6,653

NONINTEREST EXPENSES:
Salaries and employee benefits	5,518	6,261	17,521	15,864
Net occupancy expense	1,475	1,569	4,273	2,850
Real estate owned, net	(341)	650	(431)	1,458
Amortization of intangible assets	156	157	469	183
Data processing	1,103	4,177	3,814	5,159
Professional fees	133	213	616	644
Advertising and public relations	510	494	1,764	795
Postage and supplies	244	263	809	466
Other	1,667	1,540	5,138	3,264

Total noninterest expenses	10,465	15,324	33,973	30,683

INCOME (LOSS) BEFORE INCOME TAXES	4,742	2,363	11,681	(820)

INCOME TAX PROVISION (BENEFIT)	1,529	(20,312)	3,667	(20,312)

NET INCOME	$3,213	$22,675	$8,014	$19,492

Basic earnings per common share	$0.10	$0.68	$0.24	$0.73

Diluted earnings per common share	$0.10	$0.68	$0.24	$0.71

BEAR STATE FINANCIAL, INC.
AVERAGE CONSOLIDATED BALANCE SHEETS and NET INTEREST ANALYSIS - UNAUDITED
(In thousands)

	Three Months Ended September 30,
	2015			2014
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable(1)	$1,077,500	$12,829	4.72%	$1,045,076	$15,390	5.84%
Investment securities(2)	180,831	853	1.87	213,813	728	1.35
Other interest-earning assets	36,288	67	0.73	50,370	105	0.83
Total interest-earning assets	1,294,619	13,749	4.21	1,309,259	16,223	4.92
Noninterest-earning assets	171,723			184,268
Total assets	$1,466,342			$1,493,527
Interest-bearing liabilities:
Deposits	$1,036,330	1,265	0.48	$1,096,212	1,320	0.48
Other borrowings	72,421	264	1.45	76,997	247	1.27
Total interest-bearing liabilities	1,108,751	1,529	0.55	1,173,209	1,567	0.53
Noninterest-bearing deposits	176,219			170,310
Noninterest-bearing liabilities	3,548			4,271
Total liabilities	1,288,518			1,347,790
Stockholders' equity	177,824			145,737
Total liabilities and stockholders' equity	$1,466,342			$1,493,527

Net interest income		$12,220			$14,656
Net earning assets	$185,868			$136,050
Interest rate spread			3.66%			4.39%
Net interest margin			3.74%			4.44%
Ratio of interest-earning assets to Interest-bearing liabilities			116.76%			111.60%

	Nine Months Ended September 30,
	2015			2014
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable(1)	$1,062,552	$38,610	4.86%	$653,780	$25,381	5.19%
Investment securities(2)	184,648	2,525	1.83	131,157	1,846	1.88
Other interest-earning assets	58,988	243	0.55	51,728	321	0.83
Total interest-earning assets	1,306,188	41,378	4.24	836,665	27,548	4.40
Noninterest-earning assets	173,547			99,541
Total assets	$1,479,735			$936,206
Interest-bearing liabilities:
Deposits	$1,054,412	3,853	0.49	$715,593	3,174	0.59
Other borrowings	71,530	767	1.43	32,971	334	1.35
Total interest-bearing liabilities	1,125,942	4,620	0.55	748,564	3,508	0.63
Noninterest-bearing deposits	175,028			83,145
Noninterest-bearing liabilities	3,508			3,326
Total liabilities	1,304,478			835,035
Stockholders' equity	175,257			101,171
Total liabilities and stockholders' equity	$1,479,735			$936,206

Net interest income		$36,758			$24,040
Net earning assets	$180,246			$88,101
Interest rate spread			3.69%			3.78%
Net interest margin			3.76%			3.84%
Ratio of interest-earning assets to Interest-bearing liabilities			116.01%			111.77%

(1) Includes nonaccrual loans.

(2) Includes FHLB and FRB stock.

BEAR STATE FINANCIAL, INC.
ASSET QUALITY ANALYSIS - UNAUDITED
(In thousands)

	September 30, 2015		December 31, 2014
	Net (2)	% Total Assets	Net (2)	% Total Assets	Increase (Decrease)
Nonaccrual Loans:
One- to four-family residential	$5,698	0.39%	$4,959	0.33%	$739
Nonfarm nonresidential	6,023	0.41%	3,113	0.21%	2,910
Farmland	735	0.05%	734	0.05%	1
Construction and land development	682	0.04%	624	0.04%	58
Commercial	3,518	0.24%	306	0.02%	3,212
Consumer	144	0.01%	34	--	110

Total nonaccrual loans	16,800	1.14%	9,770	0.65%	7,030

Accruing loans 90 days or more past due	--	--	353	0.02%	(353)

Real estate owned	2,290	0.16%	4,792	0.31%	(2,502)

Total nonperforming assets	19,090	1.30%	14,915	0.98%	4,175
Performing restructured loans	287	0.02%	566	0.04%	(279)

Total nonperforming assets and performing restructured loans (1)	$19,377	1.32%	$15,481	1.02%	$3,896

(1)

The table does not include substandard loans which were judged not to be impaired totaling $18.1 million at September 30, 2015 and $24.9 million at December 31, 2014 or acquired ASC 310-30 purchased credit impaired loans which are considered performing at September 30, 2015.

(2)	Loan balances are presented net of undisbursed loan funds, partial charge-offs and interest payments recorded as reductions in principal balances for financial reporting purposes.

BEAR STATE FINANCIAL, INC.
CALCULATION OF RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY - UNAUDITED
(In thousands)

	For the Quarter Ending
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Net income available to common stockholders	$3,213	$2,531	$2,267	$4,814	$22,675
Average common stockholders' equity	177,824	175,025	172,811	166,793	145,737
Less Average Intangible Assets:
Goodwill	(25,717)	(25,717)	(25,717)	(25,773)	(25,612)
Core Deposit Intangible, net of accumulated amortization	(6,972)	(7,127)	(7,284)	(7,441)	(7,773)

Average tangible common stockholders' equity	$145,135	$142,181	$139,810	$133,579	$112,352

Annualized return on average tangible common stockholders' equity	8.8%	7.1%	6.6%	14.3%	80.1%

BEAR STATE FINANCIAL, INC.
CALCULATION OF RATIO OF TANGIBLE BOOK VALUE PER COMMON SHARE - UNAUDITED
(In thousands, except share data)

	For the Period Ending
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Total common stockholder's equity	178,670	174,831	173,128	170,454	165,419
Less intangible assets:
Goodwill	(25,717)	(25,717)	(25,717)	(25,717)	(25,801)
Core Deposit Intangible, net of accumulated amortization	(6,869)	(7,026)	(7,182)	(7,338)	(7,494)
Total intangibles	(32,586)	(32,743)	(32,899)	(33,055)	(33,295)
Total tangible common stockholder's equity	$146,084	$142,088	$140,229	$137,399	$132,124

Common Shares Outstanding	33,350	33,376	33,376	33,366	33,366

Tangible book value per common share	$4.38	$4.26	$4.20	$4.12	$3.96

BEAR STATE FINANCIAL, INC.
RECONCILIATION OF NON-GAAP SELECTED CONSOLIDATED FINANCIAL DATA - UNAUDITED
(In thousands, except share data)

		As of and for the quarter ended
		September 30,	June 30,	March 31,	December 31,	September 30,
		2015	2015	2015	2014	2014
Net income (loss)		$3,213	$2,531	$2,267	$4,814	$22,675
Adj: Gain on sale of securities, net		-	-	(88)	(1)	(30)
Adj: Merger, acquisition and integration expenses		166	441	565	55	477
Adj: Rebranding expenses		6	158	395	219
Adj: Pension plan payment
Adj: Real estate owned provision		-	-	-	-	653
Adj. Data processing termination fees						3,035
Adj: Deferred tax asset valuation allowance reversal					(1,550)	(21,142)
Tax Effect of Adjustments		(66)	(229)	(334)	(105)	(1,583)
Total core income	(A)	$3,319	$2,901	$2,805	$3,432	$4,085

Total revenue		$15,538	$15,357	$15,689	$16,700	$18,287
Adj: Gain on sale of securities, net		-	-	(88)	(1)	(30)
Total core revenue		$15,538	$15,357	$15,601	$16,699	$18,257

Total non-interest expense		$10,465	$11,273	$12,237	$11,387	$15,324
Less: Merger, acquisition and integration expenses		(166)	(441)	(565)	(55)	(477)
Less: Rebranding Expenses		(6)	(158)	(395)	(219)	-
Less: Pension plan payment		-	-	-	-	-
Less: Real estate owned provision		-	-	-	-	(653)
Less: Data processing termination fees		-	-	-	-	(3,035)
Core noninterest expense		$10,293	$10,674	$11,277	$11,113	$11,159

Total average assets	(B)	$1,466,342	$1,468,521	$1,504,716	$1,525,455	$1,493,527
Total average stockholders' equity	(C)	177,824	175,025	172,811	166,793	145,737
Total average tangible stockholders' equity	(D)	145,135	142,181	139,810	133,579	112,352
Total tangible stockholders' equity, period end	(E)	146,084	142,088	140,229	137,399	132,124

Total common shares outstanding, period-end	(F)	33,349,512	33,375,753	33,375,753	33,365,845	33,366,345
Average diluted shares outstanding	(G)	33,497,298	33,521,490	33,551,776	33,508,230	33,432,486

Core earnings per share, diluted	(A/G)	0.10	0.09	0.08	0.10	$0.12
Tangible book value per share, period-end	(E/F)	$4.38	$4.26	$4.20	$4.12	$3.96

Core return on average assets	(A/B)	0.90%	0.79%	0.76%	0.89%	1.09%
Core return on average equity	(A/C)	7.41%	6.65%	6.58%	8.16%	11.12%
Core return on average tangible equity	(A/D)	9.07%	8.18%	8.14%	10.19%	14.42%
Efficiency ratio(1)		66.24%	69.51%	71.88%	66.54%	61.02%

(1) Efficiency ratio is a non-GAAP ratio that is calculated by dividing core noninterest expense by the sum of net interest income and noninterest income. Other companies may define and calculate this data differently.